Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24071 of Versatility Inc. on Form S-8 of our report dated July 27, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the going concern uncertainty described in Note 1), appearing in the Annual Report on Form 10-K of Versatility Inc. for the year ended April 30, 1998.





DELOITTE & TOUCHE LLP

Washington, DC
July 27, 1998



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